Exhibit 3.257

ARTICLES OF INCORPORATION

OF

BURLINGTON COAT FACTORY REALTY OF FAIRFAX, INC.

The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Virginia, do hereby set forth as follows:

FIRST: The name of the corporation is

BURLINGTON COAT FACTORY REALTY OF FAIRFAX, INC.

SECOND: The location of the registered office in this State is in the City of Manassas, State of Virginia.

THIRD: The name and address of the registered agent in this State are Steve Markman, Sudley Town Plaza, 7685 Sudley Road, Manassas, Virginia 22110. The address of the registered office and that of the registered agent are identical and the registered office is located in the City of Manassas. The registered agent, whose business office is the same as the registered office of the corporation, is a resident of the State of Virginia and is a member of the Virginia State Bar.

FOURTH: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Virginia and are not required to be stated in the Articles of Incorporation.

FIFTH: The corporation shall be authorized to issue the following shares:

Class	Number of Shares	Par Value
Common	1,000	$1.00

SIXTH: The initial Board of Directors, to hold office until the first annual meeting of the shareholders or until successors are elected and qualify, shall consist of three (3); the names and the addresses of the directors constituting the initial Board are as follows:

Name	Address
Monroe Milstein	1830 Route 130 Burlington, New Jersey 08016

Stephen E. Milstein	1830 Route 130 Burlington, New Jersey 08016

Andrew Milstein	1830 Route 130 Burlington, New Jersey 08016

SEVENTH: The names and addresses of the incorporation are as follows:

Name	Address
Michael A. Barr	10 Bank Street White Plains, New York 10606

Robert F. Gilhooley	10 Bank Street White Plains, New York 10606

Maria Fischetti	10 Bank Street White Plains, New York 10606

EIGHTH: The period of duration of the corporation shall be perpetual.

IN WITNESS WHEREOF, the undersigned hereby execute this document and affirm that the facts set forth herein are true under the penalties of perjury this sixth day of April, 1999.

/s/ MICHAEL A. BARR
Michael A. Barr, Incorporator

/s/ ROBERT F. GILHOOLEY
Robert F. Gilhooley, Incorporator

/s/ MARIA R. FISCHETTI
Maria R. Fischetti, Incorporator

2